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                                    EXHIBIT 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to file jointly the Statement on Schedule 13D (the "Statement") relating to the common stock, $.001 par value per share, of Man Sang Holdings, Inc., and any amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

IN WITNESS WHEREOF, each the undersigned has executed this Agreement as of the 27th day of June, 1997.

CAFOONG LIMITED

By: /s/ Cheng Chung Hing, Ricky
    ----------------------------------------
    Name: Cheng Chung Hing, Ricky
    Title:  Chairman


CHENG CHUNG HING, RICKY

By: /s/ Cheng Chung Hing, Ricky
    ----------------------------------------
    Name: Cheng Chung Hing, Ricky